Exhibit 10.22

EXTENSION AGREEMENT
(MASTER)

THIS EXTENSION AGREEMENT (the “Agreement”) entered into this November 22, 1999, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”) and SOUTHTRUST BANK, N.A., a national banking association (the “Lender”).

RECITALS

Pursuant to those loan commitments dated April 22, 1998 and November 20, 1998 (together, the “Original Commitment”), Lender has made a $22,000,000 Revolving Line of Credit loan to Borrower (the “Loan”). Borrower has executed a $15,500,000 Promissory Note and a $4,500,000 Promissory Note, both in favor of Lender (collectively the “Note”), which Note was subsequently modified by certain Loan Modification Agreements executed by the parties. Borrower has executed other documents connection with the Loan (the Note, the Loan Modification Agreements and these other documents collectively referred to as the “Loan Documents”).  Lender issued and Borrower has accepted a new loan commitment dated November 22, 1999 (the “New Commitment”), which is incorporated into this Agreement by this reference, which modified certain terms of the Loan. The parties now wish to modify certain provisions of the Loan Documents in accordance with the terms of the New Commitment. The parties, in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification.

1.1.          Notwithstanding language in the original Commitment or other Loan Documents to the contrary, the parties agree that the expiration date for the Revolving Line is extended to January 30, 2000.

1.2.          The terms of the New Commitment are incorporated into the Loan Documents. In the event of a conflict between the terms of the Original Commitment and the terms of the New Commitment, the latter terms shall control.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Loan Documents are hereby confirmed and shall remain in full force and effect. The parties acknowledge that the Note remains secured by all of those Deed of Trust, Security Agreement and Assignment of Leases (Master) instruments executed by Borrower as security for the Loan.  This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Borrower/Guarantor Representation. The Borrower, and the Guarantors by their signatures below, acknowledge that the Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and that there are no known defenses or offsets against those obligations.

4.             Miscellaneous. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:

ATTEST:	PARKER & LANCASTER CORPORATION,
a Virginia Corporation

Donna L. King	BY:	J. Phillip Harris
Secretary		Vice President

(CORPORATE SEAL)

LENDER:

SOUTHTRUST BANK, N.A.,
a national banking association

	BY:	David P. Adams
Vice President

CONSENT/ACKNOWLEDGMENT

The undersigned, guarantors of the Note described above, consent to this Loan Modification Agreement and the additional obligations imposed upon them by this Agreement as guarantors of the Loan. The undersigned agree that this Agreement shall not in any way release them from their obligations or liabilities under that “Guaranty Agreement” dated on or about May 29, 1998 (the “Guaranty”) executed by them in connection with the other Loan Documents. The undersigned acknowledge that they remain bound under that Guaranty as provided in that document and that the terms of that Guaranty and their respective liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Agreement this November 22, 1999.

GUARANTOR(S):

J. Russell Parker, III	(SEAL)
J. Russell Parker, III - Guarantor

Barbara H. Parker	(SEAL)
Barbara H. Parker - Guarantor